                                                                    Exhibit 10.1

                            CUMMINGS PROPERTIES, LLC
                                 STANDARD FORM

                                                                  08030417-DGC-C
                                LEASE EXTENSION

      In connection with a lease currently in effect between the parties at 10-M Commerce Way , Woburn , Massachusetts, executed on November 3, 1998 and terminating December 14, 2003 , and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and MicroFinancial Incorporated , LESSEE, hereby agree, effective December 15, 2003 , to amend said lease as follows:

1. The lease is hereby extended for an additional term of two (2) years and one-half (1/2) month ending at noon on December 30, 2005 .

2. Base rent is hereby changed to five hundred eighty four thousand seven hundred ninety two (584,792) dollars per year or $ 48,732.66 per month.

3.    The base month from which to determine the amount of each annual increase
      * in the "Cost of Living" shall be **November 2004 , which figure shall be compared with the figure for November 2004 , and each November thereafter to determine the percentage increase * (if any) in the base rent to be paid during the following calendar year.
      *or decrease      **January

                        [THIS PARAGRAPH DOES NOT APPLY]
4. Upon execution of this Lease Extension, the security deposit shall be increased by $ from $ to a new total of $ . LESSEE shall pay this increase upon LESSEE's execution of this Lease Extension.

                        [THIS PARAGRAPH DOES NOT APPLY]
5. The lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of two (2) years each unless LESSOR or LESSEE shall serve written notice, either party to the other, of either party's desire not to so extend the lease. The time for serving such written notice shall be not more than twelve months or less than six months prior to the expiration of the then current lease period. Time is of the essence.

6. Notwithstanding Section 20 of the lease, in the event the entire balance of rent due under the lease becomes due and payable as liquidated damages, said amount shall be discounted to its net present value as of the date of LESSOR's notice of default, using the published prime rate then in effect. Furthermore, LESSEE's covenants under the lease shall be independent of LESSOR's covenants, and LESSOR's failure to perform any of its covenants under the lease, including a covenant constituting a significant inducement to LESSEE to enter into the lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate the lease.

7. In the event either party has employed a real estate broker, tenant representative, or other third party on its behalf in connection with this Lease Extension and/or any further extension, renewal, or expansion of the lease, then payment of any and all fees or commissions shall be the sole responsibility of the party engaging any such broker, representative, or third party. LESSEE and LESSOR agree that the party who so engages any broker, representative, or other third party shall indemnify the other against any and all claims for any such fees or commissions. Notwithstanding the above, LESSOR agrees to pay a brokerage commission of $26,315.64 on LESSEE's behalf to Brian T. Hines of Trammell Crow Company on account of this Lease Extension. LESSEE warrants that this is the total commission to be paid by LESSOR on account of this Lease Extension, and shall indemnify and hold LESSOR harmless against any other commission arising out of this Lease Extension.

8. To the extent any inconsistency exists between this Lease Extension and the lease, including any prior amendments, the conditions contained herein shall control and supersede any earlier provisions. Neither the submission of this Lease Extension, nor the prospective acceptance of any increase in the security deposit, shall constitute a reservation of or option for the leased premises, it being expressly understood and agreed that this Lease Extension shall not bind either party in any manner whatsoever until it has been executed by both parties.

9. * During the extended lease term as described above, the base from which to determine the amount of any increase in real estate taxes pursuant to
      Section 4 of the lease is hereby changed to the rate and the assessment in effect as of July 1, 2003.

10. * Leasecomm Corporation (a MA corp.) is hereby added as LESSEE in addition to MicroFinancial Incorporated. "LESSEE" as used in the lease, including any amendment thereto, shall refer to both entities, and their responsibility shall be joint and several pursuant to Section 30 of the lease. The party added herein as LESSEE shall, upon its execution of this Lease Extension, supply LESSOR with a certificate of insurance in the amount of $1,000,000 naming LESSOR and the owner of the building (OWNER) as additional insureds. LESSOR and OWNER shall be included as additional insureds using standard endorsement ISO Form CG 20 26 11 85 or another similar form specifically approved in advance by LESSOR.


                                                                    /s/   LESSOR
                                                                   -----
                                                                    /s/   LESSEE
                                                                   -----
                                                                    /s/   LESSEE
                                                                   -----
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                                LEASE EXTENSION
                                  (CONTINUED)

11. Notwithstanding anything in the lease to the contrary, in no case may LESSEE assign the lease or sublet the leased premises to any current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. In the event LESSOR approves a sublease or assignment of the lease, LESSEE shall pay LESSOR on or before the first of each month during the period of the sublease or assignment, 50 percent of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month, after agreed upon deductions for brokerage fees, tenant improvements allowances and attorney fees (if any). Such amount shall, however, be calculated on a proportionate basis in the case of a sublease of only a portion of the leased premises. The provisions of Section 11 of the lease shall govern subleases and assignments in all other respects. For the purpose of this section "prospective tenant" shall mean any entity or individual that during the previous 12 months, has been in contact with LESSOR with respect to leasing space in a property owned or managed by LESSOR, either directly or through an agent or broker.

12. * LESSOR represents that Cummings Properties, LLC has succeeded to all interests of Cummings Properties Management, Inc. as LESSOR.




      All other terms, conditions and covenants of the lease shall continue to apply. In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 16th day of September ,2003.

LESSOR: CUMMINGS PROPERTIES, LLC          LESSEE: MICROFINANCIAL INCORPORATED

  By: /s/ Douglas Stephenson                By: /s/ Richard F. Latour
      --------------------------------          --------------------------------
                       Duly Authorized                           Duly Authorized

                                            Print Name: /s/ Richard F. Latour
                                                        ------------------------

                                          LESSEE: LEASECOMM CORPORATION

                                            By: /s/ Richard F. Latour
                                                --------------------------------
                                                                 Duly Authorized

                                            Print Name: /s/ Richard F. Latour
                                                        ------------------------

06/2003